Exhibit 31.2.2

CERTIFICATIONS

I, Scott A. Holmes, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Keryx Biopharmaceuticals, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Scott A. Holmes
Scott A. Holmes Chief Financial Officer Principal Financial and Accounting Officer

Date: April 30, 2018